EXHIBIT 99






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FOR IMMEDIATE RELEASE                   FOR FURTHER INFORMATION CONTACT:
---------------------                   --------------------------------
July 20, 2000                           Gary N. Pelehaty
                                        President and Chief Executive Officer
                                        (609) 298-0723


                       FARNSWORTH BANCORP, INC. ANNOUNCES
                         COMPLETION OF STOCK REPURCHASE

         Bordentown, New Jersey -- Farnsworth Bancorp, Inc., the parent holding company of Peoples Savings Bank, Bordentown, New Jersey, today announced it had completed the repurchase of 5% or 18,992 shares of the Company's common stock. The company currently has 360,866 shares of common stock outstanding.

         The Company became the holding company for the Bank on September 29, 1998, following its initial public offering at the time of the Bank's conversion to the stock form of ownership.

         Peoples Savings Bank is a federally chartered stock savings bank which conducts its business from three offices located in Bordentown, Florence and Mount Laurel, New Jersey. The Bank's deposits are insured up to the maximum legal amount by the Federal Deposit Insurance Corporation (FDIC). The Company's common stock is traded in the over-the-counter market with quotations available through the OTC "Electronic Bulletin Board" under the symbol "FNSW."